SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On September 1, 2006, we closed a financing transaction in which we can borrow a maximum principal amount of $9,500,000. The lenders participating in the first phase of this transaction were the following: Palisades Master Fund, LP (whom we refer to as Palisades); Longview Fund, L.P. (whom we refer to as Longview); Lewis Jaffe (whom we refer to as “Jaffe”); and, David L. Parker (whom we refer to as Parker). We have a pre-existing relationship with each of these lenders, which relationships are summarized as follows: (i) Palisades is the owner of 4,000 shares of our Series A Convertible Preferred Stock, 3,857 shares of our Series B Convertible Preferred Stock, shares of our common stock issued to it as payment of dividends owed to it as the holder of shares of our Series A Convertible Preferred Stock, and was the holder of our promissory note in the original principal amount of $1,000,000 (which we refer to as the Palisades Note); (ii) Longview is the holder of warrants to acquire our common stock, and was the holder of our promissory note in the original principal amount of $1,500,000 (which we refer to as the Longview Note); (iii) Jaffe is our chief executive officer, a member of our Board of Directors, and the holder of shares of our common stock subject to substantial risks of forfeiture; and, (iv) Parker is our chief operating officer, a member of our Board of Directors, the holder of shares of our common stock, and the holder of our promissory note issued in his favor. On September 5, 2006, Crescent International LTD (whom we refer to as Crescent) participated in the financing transaction. We refer to the five lenders as the “Lenders”.

Under the terms of the loan transaction, we issued our Secured Promissory Notes in favor of the Lenders for the loans made by the Lenders to us in the aggregate principal amount of $8,000,000.00 (which we refer to as the Loan). Palisades contributed $3,800,000 in cash and the Palisades Note as part of the Loan, for a total of $4,800,000. Longview contributed $1,000,000 in cash and the Longview Note as part of the Loan, for a total of $2,500,000. Crescent contributed $500,000 in cash. Jaffe and Parker each contributed $100,000 cash as part of the Loan. Jaffe and Parker were required by Palisades and Longview to participate in the Loan as a condition to Palisades and Longview participating in the Loan. The proceeds of the Loan will be used for the payment of the cash portion of the total consideration needed to be paid to finalize and close the purchase of the issued and outstanding shares of common stock of SVI Hotel Corporation, with the remainder of the loan proceeds to be used for general corporate purposes.

The Secured Promissory Notes have an interest rate of 10% per annum; a maturity date of two years; and, are secured by a lien on all of our assets pursuant to a Security Agreement. Our obligations under the Secured Promissory Notes are guaranteed by each of our subsidiaries under a Subsidiary Guarantee executed by each of our subsidiaries. As additional consideration for the Loan, we also issued to each of the Lenders (i) that number of shares of our common stock equal to 30% of the amount loaned by each Lender (resulting in the issuance of a total of 2,400,000 shares of our common stock to the Lenders); and, (ii) warrants to acquire that number of shares of our common stock equal to the amount loaned by each Lender, at a purchase price of $.50 pre share, with a term of 5 years (resulting in the issuance of warrants to acquire a total of 8,000,000 shares of our common stock). The common stock and warrants we issued as part of the Loan obligate us to satisfy certain registration rights and limitations. All agreements and documents entered into or delivered as part of the Loan were done so pursuant to a Subscription Agreement we entered into with each of the Lenders.

The Subscription Agreement, Secured Promissory Notes, Security Agreement, Common Stock Purchase Warrants, and the Subsidiary Guarantee (which we collectively refer to as the “Loan Agreements”) contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. The Loan Agreements also contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Loan Agreements. The Lenders may elect to accelerate the maturity of amounts due under the Loan Agreements upon the occurrence and during the continuation of an event of default.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of each of the Secured Promissory Notes are attached hereto as Exhibit 10.2 and are incorporated herein by reference. A copy of the Security Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. A copy of each of the Common Stock Purchase Warrants is attached hereto as Exhibit 10.4 and is incorporated herein by reference. A copy of the Subsidiary Guarantee is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Affect on Series A or Series B Preferred Stock: The Loan will cause the conversion price on the Series A and Series B Convertible Preferred Stock currently held by Palisades to be re-set to $.50 per share. We previously agreed to file a registration statement covering the shares of common stock into which the Series A and Series B Convertible Preferred Stock can be converted. That obligation is now reflected in the Loan Agreements.

Affect on Warrants Held by Longview: The Loan will cause the exercise price on the warrants held by Longview to acquire our common stock to be re-set to $.50 per share. We previously agreed to file a registration statement covering the shares of common stock to be acquired upon exercise of the warrants held by Longview. That obligation is now reflected in the Loan Agreements.

Securities Act Exemption: The securities issued pursuant to the Loan are being acquired by each of the Lenders in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Each Lender represented its intention to acquire the securities for investment only and not with a view toward distribution. Each Lender was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2006, we completed and closed our acquisition of the issued and outstanding shares of common stock of SVI Hotel Corporation (which we refer to as SVI). The SVI stock was acquired from SVI Systems, Inc., with an effective date of July 1, 2006. We have no pre-existing relationship with SVI Systems, Inc., other than the agreements enabling us to acquire SVI. SVI is a leading provider of Video-On-Demand movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry.

The total consideration we paid for the acquisition of SVI consisted of a combination of cash, debt, and the issuance of our common stock in the approximate amount of $10.0 million. The consideration included $5,850,000 in cash; $2,350,000 in convertible notes due July 2008; $100,000 in unsecured promissory notes due January 31, 2007; 1,600,000 shares of our common stock; and, warrants to purchase 1,375,000 shares of our common stock at $1.00 per share. Additionally, we also agreed to pay a maximum of an additional $4,000,000 million of cash consideration as part of an “earn-out” provision. The “earn-out” provision is based on the number of future conversions of SVI’s analog-based Video-On-Demand customers to our next generation Video-On-Demand platform. We also granted certain registration rights in regard to the common stock we issued, as well as with regard to common stock to be granted upon exercise of the warrants and issuable upon conversion of the convertible notes.

The acquisition of SVI was effected pursuant to a Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.6. Financial statements for SVI shall be filed with an amendment to this report not later than 71 days after the date of this report.

Item 2.03	Creation of a Direct Financial Obligation

See the description of the Loan, including the terms and conditions of the Loan Agreements executed in connection with the Loan, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of the maturity date of the Secured Promissory Notes pursuant to the terms of the Secured Promissory Notes, set forth in Item 1.01 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

See the description of the Loan, including the terms and conditions of the Loan Agreements executed in connection with the Loan, and the issuance of our common stock and warrants to acquire our common stock, set out in Item 1.01 above, which description is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modifications to Rights of Security Holders

The Palisades Note was cancelled and used as additional consideration for the amount loaned to us by Palisades. The Longview Note was cancelled and used as additional consideration for the amount loaned to us by Longview. See the description of the Loan, including the terms and conditions of the Loan Agreements executed in connection with the Loan, set out in Item 1.01 above, which description is incorporated in this Item 3.03 by reference.

In connection with our acquisition of SVI and the Loan, the Lenders required that some of our larger shareholders, as designated by the Lenders, limit the sale of their shares of common stock. These limitations are outlined in the Limited Standstill Agreement attached hereto as Exhibit 10.7 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Subscription Agreement.

10.2	Secured Promissory Notes

10.3	Security Agreement

10.4	Common Stock Purchase Warrants

10.5	Subsidiary Guarantee

10.6	Stock Purchase Agreement

10.7	Limited Standstill Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date: September 1, 2006